Exhibit 10.4

Non-Employee Director

Stock Option Agreement

This Option Agreement (the “Agreement”) is made as of the      day of                  , 200  , by and between Strategic Distribution, Inc., a Delaware corporation (the “Company”), and                               (the “Optionee”), a non-employee director of the Company.

WHEREAS, pursuant to the Amended and Restated Strategic Distribution, Inc. 1996 Non-Employee Director Stock Plan (the “Plan”), the Optionee is entitled to a grant of Options for calendar year 2004.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.  The terms and provisions of the Plan are incorporated herein by reference.

2.  Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase up to, but not exceeding in the aggregate,                       (        ) shares of Common Stock, on the terms and conditions herein set forth.  The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.

3.  Exercise Price.  The exercise price of each share of Common Stock covered by the Option shall be $            .

4.  Term of Option.  Subject to Section 6 hereof, the Option shall be exercisable for a period of five (5) years from the date hereof, and shall thereafter terminate.

5.  Vesting of Option.  The Option, subject to the terms contained herein, shall be fully vested and exercisable as of the date hereof.

6.  Termination of Directorship.  Upon termination of the Optionee’s directorship, the Option shall remain exercisable (i) in the case of termination for any reason other than death or disability, for a period of 90 days after the date of such termination, and (ii) in the case of termination by reason of death or disability, for a period of one year after the date of such termination, and shall thereafter terminate.

7.  No Rights as a Shareholder.  The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of the Option until the date of issuance to the Optionee of a certificate evidencing such shares.  No adjustments, other than as provided in Section 12 of the Plan, shall be made for dividends or distributions for which the record date is prior to the date on which the certificate for such shares of Common Stock is issued.

8.  Method of Exercising Option.  (a)  The Option may be exercised by written notice to the Company at its principal executive offices, Attn:  Corporate Secretary.  Such notice shall state the election to exercise the Option and the number of shares of Common Stock in respect of which the Option is being exercised, and shall be accompanied by payment in full of the exercise prices for such shares of Common Stock.

(b)  Payment of the exercise price shall be made in United States dollars by certified check or bank cashier’s check payable to the order of the Company.  Subject to such procedures and rules as may be adopted from time to time by the Board, the Optionee may also pay the exercise price (i) by tendering to the Company shares of Common Stock owned by her for at least six months with an aggregate Fair Market Value on the date of exercise equal to the exercise price, (ii) at the discretion of the Board, by delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell shares of Common Stock to be acquired upon exercise of the Option and to deliver promptly to the Company an amount sufficient to pay the exercise price, or (iii) any other method of payment approved by the Board.  The certificate for shares of Common Stock as to which the Option shall have been so exercised shall be registered in the Optionee’s name.

9.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and successors of the parties hereto.

10.  Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

11.  Headings.  Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

STRATEGIC DISTRIBUTION, INC.

By:
Donald C. Woodring
President and CEO

OPTIONEE